Exhibit 31.4

CERTIFICATION PURSUANT TO
RULE 13a-14(a)/15d-14(a)
AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Hughes, certify that:
1.I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2024 of Sonder I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K (the “Amendment”) of Sonder Holdings Inc. (the “Registrant”);
2.Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment.

Date: August 5, 2025	/s/ Michael Hughes
Michael Hughes
Chief Financial Officer
(Principal Financial Officer)